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                                                                    EXHIBIT 11.1

             UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                                   Year Ended December 31,
                                                                     ----------------------------------------------------
                                                                        1995                 1994                1993
                                                                     -----------          ----------          -----------
                                                                           (in thousands, except per share amounts)
Primary Earnings Per Share
     Income available to common shareholders:
     Income from continuing operations............................   $   72,959           $  54,582           $   28,317
     Less: Loss from discontinued operations......................       (3,491)             (5,048)             (16,742)
                                                                     -----------          ----------          -----------

     Net income...................................................       69,468              49,534               11,575
     Less:  Dividends on preferred stock..........................          -                   -                   (333)
                                                                     -----------          ----------          -----------

     Total........................................................   $   69,468           $  49,534           $   11,242
                                                                     ===========          ==========          ==========

     Weighted average number of common and common equivalent shares:
     Average common shares outstanding............................       27,854              27,298               21,304
     Add:  Dilutive effect of stock options after
             application of treasury stock method.................          895               1,192                  904
           Dilutive effect of preferred stock
             after application of "if converted" method...........        1,752                 -                    -
                                                                     -----------          ----------          -----------
                                                                         30,501              28,490               22,208
                                                                     ===========          ==========          ==========

     Earnings (loss) per share:
     Income from continuing operations............................   $     2.39           $    1.92           $     1.26
     Loss from discontinued operations............................         (.11)               (.18)                (.75)
                                                                     -----------          ----------          -----------

     Total........................................................   $     2.28           $    1.74           $      .51
                                                                     ===========          ==========          ==========

Fully Diluted Earnings Per Share
     Income available to common shareholders:
     Income from continuing operations............................   $   72,959           $  54,582           $   28,317
     Less: Loss from discontinued operations......................       (3,491)             (5,048)             (16,742)
                                                                     -----------          ----------          -----------

     Total........................................................   $   69,468           $  49,534           $   11,575
                                                                     ===========          ==========          ==========

     Weighted average number of common and all dilutive contingent shares:
     Average common shares outstanding............................       27,854              27,298               21,304
     Add:  Dilutive effect of stock options after
             application of treasury stock method.................          928               1,192                1,374
           Dilutive effect of preferred stock
             after application of "if converted" method...........        2,121                 -                  1,028
                                                                     -----------          ----------          -----------
                                                                         30,903              28,490               23,706
                                                                     ===========          ==========          ==========
     Earnings (loss) per share:
     Income from continuing operations............................   $     2.36           $    1.92           $     1.20
     Loss from discontinued operations............................         (.11)               (.18)                (.71)
                                                                     -----------          ----------          -----------

     Total........................................................   $     2.25           $    1.74           $      .49
                                                                     ===========          ==========          ==========
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